UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2006

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Structure and Price of the Transactions

On October 25, 2006, Peabody Energy Corporation ("Peabody") completed the previously announced acquisition of Excel Coal Limited ("Excel"), an independent coal company in Australia, pursuant to a Merger Implementation Agreement (the "Merger Implementation Agreement"). The Merger Implementation Agreement was amended on September 18, 2006, when Peabody signed binding agreements to acquire 19.99 percent of Excel (the "Advance Purchase") and agreed to increase the purchase price to A$9.50 per share for all outstanding shares. On September 20, 2006, Peabody closed on the Advance Purchase for $307.8 million in cash and on October 25, 2006, Peabody completed the acquisition of all outstanding, remaining shares of Excel for $1.21 billion in cash. In addition, Peabody has assumed debt of approximately $277 million (net of cash) as of October 25, 2006. Peabody funded the acquisition with net proceeds from its registered offering of senior notes and borrowings under its senior unsecured credit facility. A copy of the Merger Implementation Agreement was attached as Exhibit 2.1 to Peabody’s Current Report on Form 8-K filed on July 7, 2006 and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Merger Implementation Agreement.

Acquired Assets

Assets acquired include three operating mines and three development-stage mines, along with an estimated 500 million tons of proven and probable coal reserves. Excel produced approximately 5.6 million tons of coal in 2005.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed as part of this report were filed under Item 8.01 of Peabody’s Current Report on Form 8-K filed on October 2, 2006 and are incorporated herein by reference as though fully set forth herein.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report was filed under Item 8.01 of Peabody’s Current Report on Form 8-K filed on October 6, 2006 and is incorporated herein by reference as though fully set forth herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

October 30, 2006	By:	Richard A. Navarre

Name: Richard A. Navarre
Title: Chief Financial Officer and Executive Vice President of Corporate Development